Exhibit 99.2

Haymaker Acquisition Corp V Completes $287,500,000 Initial Public Offering

New York, NY, September 18, 2026 (GLOBE NEWSWIRE) — Haymaker Acquisition Corp V (the “Company”) announced today the closing of its initial public offering of 28,750,000 units, which includes 3,750,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full. The offering was priced at $10.00 per unit, resulting in gross proceeds of $287,500,000. The Company’s units began trading on September 17, 2026, on The New York Stock Exchange (“NYSE”) under the ticker symbol “HYACU.” Each unit consists of one Class A ordinary share of the Company and one-third of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on NYSE under the symbols “HYAC” and “HYACW,” respectively. Of the proceeds received from the consummation of the initial public offering (including the exercise of the over-allotment option) and a simultaneous private placement of warrants, $287,500,000 (or $10.00 per unit sold in the offering) was placed in trust.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus will be on companies in the industrial, consumer and consumer-related products and services industries.

The Company’s management team is led by Christopher Bradley, its Chairman, Chief Executive Officer and Chief Financial Officer. The Company’s board of directors includes Christopher Bradley, Brian Shimko, Harris Heyer, Walter McLallen, William Heyer and James Heyer.

Cantor Fitzgerald & Co. and William Blair are acting as joint book-running managers for the offering. Roth Capital Partners is acting as co-manager of the offering.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2026. The offering has been made only by means of a prospectus. Copies of the prospectus may be obtained from: Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, New York, NY 10022, or by email at prospectus@cantor.com; William Blair & Company, L.L.C., Attn: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at 1-800-621-0687 or by email at: prospectus@williamblair.com; or by accessing the SEC’s website, www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” including with respect to the search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Haymaker Acquisition Corp V

cbradley@mistralequity.com

Attn: Christopher Bradley